Exhibit 3.104

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

of

Nielsen Mobile, Inc.

(a Delaware corporation)

to

Nielsen Mobile, LLC

(a Delaware limited liability company)

This Certificate of Conversion to Limited Liability Company is being duly executed and filed by an authorized person, to convert Nielsen Mobile, inc., a Delaware corporation (the “Corporation”), to a Delaware limited liability company, under Section 18-214 of the Delaware Limited Liability Company Act (the “Act”).

(1)	The jurisdiction where the Corporation was first formed is Delaware.

(2)	The jurisdiction of the Corporation immediately prior to filing this Certificate is Delaware.

(3)	The date the Corporation was first incorporated in Delaware is June 10, 1998.

(4)	The name of the Corporation immediately prior to filing this Certificate was Nielsen Mobile, Inc. The Corporation was incorporated in Delaware under the name Wireless Marketing Services Inc.

(5)	In accordance with Section 266(b) of the General Corporation Law of the State of Delaware (the “DGCL”), the board of directors of the Corporation by a written consent in accordance with the provisions of Section 141(f) of the DGCL and the sole stockholder of the Corporation by a written consent written consent of the sole stockholder of the Corporation in accordance with Section 228 of the DGCL, adopted resolutions approving the conversion of the Corporation into a Delaware limited liability company.

(6)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Nielsen Mobile, LLC.

(7)	The conversion shall be effective upon the acceptance of the filing of this Certificate of Conversion by the Secretary of State of the State of Delaware.

[the next page is the signature page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on this 1st day of October, 2008.

NIELSEN MOBILE, INC.

By:	/s/Harris Black

CERTIFICATE OF FORMATION

OF

NIELSEN MOBILE, LLC

1. The name of the Limited Liability Company is Nielsen Mobile, LLC (the “Company”).

2. The address of the registered office of the Company in the State of Delaware is National Corporate Research, Ltd., 615 S DuPont Highway, City of Dover, County of Kent The name of its registered agent at such address is National Corporate Research, Ltd.

3. This Certificate of Formation shall be effective upon filing with the Secretary of State of the Stale of Delaware.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Nielsen Mobile, LLC this 11 day of October, 2008.

/s/ Harris Black
Harris Black
Authorized Person

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